January 2008 Preliminary Terms No. 482 to Registration Statement No. 333-131266 Dated January 11, 2008 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in Equities

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

Buffered PLUS offer exposure to a wide variety of underlying assets and asset classes, including equities, commodities and currencies while providing some protection against negative performance of the assets.  Once the assets have decreased in value below a specified buffer amount, the investor is exposed to the negative performance, subject to a minimum payment at maturity.  At maturity, (a) if the assets have appreciated in value, investors will receive the stated principal amount of their investment plus 100% of the upside performance of the assets and (b) if the assets have depreciated in value, and (i) if the assets have not declined below the specified buffer amount, the Buffered PLUS will redeem for par or (ii) if the assets have declined below the buffer amount, investors will lose 1% for every 1% decline below the specified buffer amount, subject to a minimum payment at maturity. If, at maturity the assets have appreciated in value, investors will receive 100% of any increase and consequently the upside performance will not be leveraged.
SUMMARY TERMS
Issuer:	Morgan Stanley
Maturity date:	November 7, 2011
Original issue price:	$1,000
Stated principal amount:	$1,000
Pricing date:	January 31, 2008
Original issue date:	February 7, 2008 (5 business days after the pricing date)
Aggregate principal amount:	$

Basket:	Basket indices	Bloomberg ticker symbol	Basket index weighting	Initial basket index value	Multiplier
	Dow Jones Euro STOXX 50® Index	SX5E	30%
	Nikkei 225® Index	NKY	30%
	S&P 500® Index	SPX	30%
	Hang Seng® Index	HSI	10%
Payment at maturity per Buffered PLUS:
•  If the final basket value is greater than the initial basket value:
$1,000 + upside payment
The payment at maturity is not capped.
•  If the final basket value is less than or equal to the initial basket value but has decreased by an amount less than or equal to the buffer amount of 20% from the initial basket value:
$1,000
•  If the final basket value is less than the initial basket value and has decreased by an amount greater than the buffer amount of 20% from the initial basket value:
($1,000 x basket performance factor) + $200
This amount will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $200 per Buffered PLUS at maturity.

Upside payment:	$1,000 x participation rate x basket percent increase
Participation rate:	100%
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Initial basket value:	100, which will be the basket closing value on the basket setting date.
Final basket value:	The basket closing value on the valuation date.
Basket setting date:	For each basket index, the pricing date.
Buffer amount:	20%
Basket performance factor:	final basket value / initial basket value
Basket closing value:	Basket closing value on any date is the sum of the products of the closing value of each of the basket indices and the applicable multiplier for each of the basket indices. See “Multiplier” on page 5.
Valuation date:	November 2, 2011, subject to adjustment for non-index business days and certain market disruption events.
Maximum payment at maturity:	There is no maximum payment at maturity on the Buffered PLUS.
Minimum payment at maturity:	$200 per Buffered PLUS (20% of the stated principal amount of the Buffered PLUS)
Listing:	The Buffered PLUS will not be listed on any securities exchange.
CUSIP:	617446Z85
Agent:	Morgan Stanley & Co. Incorporated
Minimum Purchase Amount:	20 Buffered PLUS ($20,000)
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Company
Per PLUS	$1,000	$27.50	$972.50
Total	$	$	$
(1)	For additional information, see “Plan of Distribution” in the accompanying prospectus supplement for PLUS.

YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW, BEFORE YOU DECIDE TO INVEST.

Amendment No. 2 to Prospectus Supplement for PLUS dated October 24, 2007
Prospectus dated January 25, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

Investment Overview

Buffered PLUS
The Buffered PLUS due November 7, 2011, Based on a Global Basket of Equity Indices (the “Buffered PLUS”) can be used:

▪
As an alternative to direct exposure to the underlying basket that provides a buffer against a specified level of negative performance in the underlying basket and protects a specified portion of the invested principal against negative performance.  The upside performance of the underlying basket is not leveraged.

Maturity:	3.75 years
Participation rate:	100%
Buffer amount:	20% of initial basket value
Minimum Payment at Maturity:	$200 per Buffered PLUS (20%)
Coupon:	None

Basket Overview

Basket Index Information as of January 9, 2008
	Euro STOXX 50® Index	Nikkei 225 Index	S&P 500® Index	Hang Seng Index
Bloomberg Ticker:	SX5E	NKY	SPX	HSI
Current Index Level:	4,258.32	14,599.16	1,409.13	27,615.85
52 Weeks Ago:	4,129.49	17,237.77	1,412.11	19,898.08
52 Week High:	4,557.57	18,261.98	1,565.15	31,638.22
52 Week Low:	3,906.15	14,388.11	1,374.12	18,664.88

Basket Historical Performance January 1, 2003 to January 9, 2008

The graph is calculated as if the basket had an initial value of 100 on January 1, 2003 and illustrates the effect of the offset and/or correlation among the basket indices during such period.  The graph does not attempt to show your expected return on an investment in the Buffered PLUS.  The historical values of the basket should not be taken as an indication of its future performance.

January 2008	Page 2

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

Key Investment Rationale

These Buffered PLUS offer an unlevered 1:1 return on the positive performance of the underlying basket and provide a buffer against a decline of 20% in the underlying basket, ensuring a minimum return of $200 at maturity.

Payment Scenario 1
The underlying basket increases in value and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus 100% of the basket percent increase, which is not subject to a maximum payment amount.

Payment Scenario 2	The underlying basket declines in value by no more than 20% and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000.
Payment Scenario 3
The underlying basket declines in value by more than 20% and, at maturity, the Buffered PLUS redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease beyond the buffer amount of 20% of the initial basket value.  (Example: if the basket decreases in value by 30%, the Buffered PLUS will redeem for $900.)  The minimum payment at maturity is $200.

Summary of Selected Key Risks (see page 9)

▪	80% of the stated principal amount is at risk.

▪	No interest payments.

▪
The Buffered PLUS will not be listed on any exchange, secondary trading may be limited, and the inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	Changes in the value of one or more basket indices may offset each other.

▪
The market price of the Buffered PLUS will be influenced by many unpredictable factors, including the value, volatility and dividend yield of the basket indices and you may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

▪	Investing in the Buffered PLUS is not equivalent to investing in the basket indices.

▪	The Buffered PLUS are linked in part to the value of foreign equity securities.

▪	Adjustments to the basket indices by the respective index publishers could adversely affect the value of the Buffered PLUS.

▪	Economic interests of the calculation agent may be potentially adverse to investors.

▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain.

▪	Credit risk to Morgan Stanley.

January 2008	Page 3

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

Fact Sheet

The Buffered PLUS offered are senior unsecured obligations of Morgan Stanley, will pay no interest, only guarantee a 20% return of principal at maturity and have the terms described in the accompanying prospectus supplement for PLUS and the accompanying prospectus, as supplemented or modified by these preliminary terms.  At maturity, an investor will receive for each $1,000 stated principal amount of Buffered PLUS that the investor holds, an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the value of the underlying basket on the valuation date.  Under no circumstances will the payment at maturity be less than $200 per Buffered PLUS.  The Buffered PLUS are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
January 31, 2008	February 7, 2008 (5 business days after the pricing date)	November 7, 2011, subject to postponement due to market disruption events
Key Terms
Issuer:	Morgan Stanley
Original issue price:	$1,000 per Buffered PLUS
Stated principal amount:	$1,000 per Buffered PLUS
Denominations:	$1,000 and integral multiples thereof
Interest:	None
Aggregate principal amount:	$
Basket:	Basket indices	Bloomberg ticker	Basket index weighting	Initial basket index value	Multiplier
	Dow Jones Euro STOXX 50® Index	SX5E	30%
	Nikkei 225® Index	NKY	30%
	S&P 500® Index	SPX	30%
	Hang Seng® Index	HSI	10%
Payment at maturity:
•  If the final basket value is greater than the initial basket value:
$1,000 + upside payment
The payment at maturity is not capped.
•  If the final basket value is less than or equal to the initial basket value but has decreased by an amount less than or equal to the buffer amount of 20% from the initial basket value:
$1,000
•  If the final basket value is less than the initial basket value and has decreased by an amount greater than the buffer amount of 20% from the initial basket value:
($1,000 x basket performance factor) + $200
This amount will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $200 per Buffered PLUS at maturity.

Upside payment:
$1,000 x participation rate x basket percent increase
With respect to these Buffered PLUS, “upside payment” replaces all references to “upside leveraged payment” in the accompanying prospectus supplement for PLUS.

Participation rate:	100% With respect to these Buffered PLUS, “participation rate” replaces all references to “leverage factor” in the accompanying prospectus supplement for PLUS.
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Initial basket value:	100, which will be the basket closing value on the basket setting date.
Final basket value:	The basket closing value on the valuation date.
Basket setting date:	For each basket index, the pricing date.
Buffer amount:	20%
Basket performance factor:	final basket value / initial basket value

January 2008	Page 4

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

Basket closing value:	Basket closing value on any date is the sum of the products of the closing value of each of the basket indices and the applicable multiplier for each of the basket indices.
Multiplier:
The multiplier will be set on the basket setting date based on each basket component’s respective initial basket index value so that each basket index is reflected in the predetermined initial basket value in accordance with its applicable basket index weighting and will remain constant for the term of the Buffered PLUS.

Valuation date:	November 2, 2011, subject to adjustment for non-index business days or non-trading days, as applicable, and certain market disruption events.
Minimum payment at maturity:	$200 per Buffered PLUS (20% of the stated principal amount of the Buffered PLUS)
Postponement of maturity date:
If the valuation date is postponed so that it falls less than two scheduled trading days prior to the scheduled maturity date, the maturity date will be the second scheduled trading day following the valuation date, as postponed.

Risk factors:	Please see “Risk Factors” on page 9
General Information
Listing:	The Buffered PLUS will not be listed on any securities exchange.
CUSIP:	617446Z85
Minimum Purchase:	20 Buffered PLUS ($20,000)
Bull market or bear market Buffered PLUS:	Bull Market Buffered PLUS
Tax considerations:
Although the issuer believes that, under current law, the Buffered PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS.

Assuming this characterization of the Buffered PLUS is respected and subject to the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪  A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to maturity, other than pursuant to a sale or exchange.

▪  Upon sale, exchange or settlement of the Buffered PLUS at maturity, a U.S. Holder should generally recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS.  Such gain or loss should generally be long-term capital gain or loss if the investor has held the  Buffered PLUS for more than one year.

On December 7, 2007, the Treasury Department and IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments (such as the Buffered PLUS).  The notice focuses in particular on whether to require holders of such instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as exchange-traded status of the instruments and the nature of the underlying property to which they are linked; the degree, if any, to which any income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, Treasury regulations or other guidance, if any, issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly on a retroactive basis.  Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors ― Structure Specific Risk Factors” in these preliminary terms and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS and consult their tax advisers regarding the U.S. federal income tax consequences of investing in the Buffered PLUS as well as the notice described above and its potential implications for an investment in the Buffered PLUS.

Trustee:	The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)

January 2008	Page 5

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

Use of proceeds and hedging:
The net proceeds we receive from the sale of the Buffered PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Buffered PLUS through one or more of our subsidiaries.
On or prior to the basket setting date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Buffered PLUS by taking positions in stocks underlying the indices, in futures or options contracts on the indices, any component stocks of the indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could potentially increase the initial basket index values of the basket indices, and, therefore, increase the values at which the basket indices must close on the valuation date before you will receive at maturity a payment that exceeds the stated principal amount of the Buffered PLUS.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.

ERISA:	See “ERISA” in the prospectus supplement for PLUS.
Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the Buffered PLUS.  We encourage you to read the accompanying prospectus supplement for PLUS and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

January 2008	Page 6

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

How the Buffered PLUS Work

Payoff Diagram
The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000
Participation rate:	100%
Buffer amount:	20% of initial basket value
Minimum payment at maturity:	$200

Buffered PLUS Payoff Diagram

The Underlying Basket
The Buffered PLUS
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$300
$200
$100
$0
Payment at Maturity on the Buffered PLUS
$1,000 Stated
Principal Amount
Buffer Zone
-100%
-90%
-80%
-70%
-30%
-20%
-10%
0%
10%
20%
30%
40%
50%
60%
Percentage Change in Basket Value

How it works

▪
If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 100% of the appreciation of the underlying basket over the term of the Buffered PLUS.  There is no maximum payment at maturity on the Buffered PLUS.

▪
If the final basket value is less than or equal to the initial basket value but has declined by an amount less than or equal to the buffer amount of 20% from the initial basket value, investors will receive $1,000.

▪
If the final basket value has declined by an amount greater than the buffer amount of 20% from the initial basket value, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease beyond the buffer amount.  The minimum payment at maturity is $200.

o	For example, if the underlying basket depreciates 30%, investors will lose 10% of their principal and receive only $900 at maturity, or 90% of the stated principal amount.

January 2008	Page 7

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

Payment at Maturity

At maturity, investors will receive for each $1,000 stated principal amount of Buffered PLUS that they hold an amount in cash based upon the closing value of the underlying basket on the valuation date, as determined as follows:

If the final basket value is greater than the initial basket value:

$1,000    +    upside payment

where,

upside payment	=	$1,000 x participation rate x basket percent increase

where,

participation rate = 100%

and

basket percent increase	=	final basket value − initial basket value
initial basket value

If the final basket value is less than or equal to the initial basket value, but has declined by and amount that is less than or equal to the buffer amount of 20% from the initial basket value:

$1,000 stated principal amount

If the final basket value is less than the initial basket value and has declined by an amount greater than the buffer amount of 20% from the initial basket value:

($1,000    x    basket performance factor) + $200

where,

basket performance factor	=	final basket value
initial basket value

Because in this case the basket performance factor will be less than 0.80, the payment at maturity will be less than the $1,000 stated principal amount .

Under no circumstances will the payment at maturity be less than $200 per Buffered PLUS.

January 2008	Page 8

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement for PLUS and prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

Structure Specific Risk Factors

▪
Buffered PLUS do not pay interest or guarantee a return of 100% of your principal.  The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest, and provide a minimum payment at maturity of only 20% of the stated principal amount of each Buffered PLUS.  If the final basket value has declined by an amount greater than the buffer amount of 20% from the initial basket value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the underlying basket below 80% of the initial basket value.

▪
Market price influenced by many unpredictable factors.  Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including: the value, volatility and dividend yield of the basket indices, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and creditworthiness of the issuer.

▪
Changes in the value of one or more of the basket indices may offset each other.  Value movements in the basket indices may not correlate with each other.  At a time when the value of one basket index increases in value, the value of the other basket indices may not increase as much, or may even decline in value.  Therefore, in calculating the basket indices’ performance and the basket performance factor on the valuation date, increases in the value of one basket index may be moderated, or wholly offset, by lesser increases or declines in the value of other basket indices.  Furthermore, the basket is not equally weighted among the basket indices.  Decreases in the value of a more heavily weighted basket index could moderate or wholly offset increases in the values of the less heavily weighted basket component.

▪
Not equivalent to investing in the basket indices.  Investing in the Buffered PLUS is not equivalent to investing in the basket indices or any of their respective component stocks.  Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the basket indices.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase Buffered PLUS in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Buffered PLUS, as well as the projected profit included in the cost of hedging the issuer’s obligations under the Buffered PLUS.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
There are risks associated with investments in securities linked to the value of foreign equity securities.  Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

January 2008	Page 9

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

▪
Adjustments to the basket indices could adversely affect the value of the Buffered PLUS.  The publisher of any basket index can add, delete or substitute the stocks underlying that basket component, and can make other methodological changes that could change the value of that basket component.  Any of these actions could adversely affect the value of the Buffered PLUS.  In addition an index publisher may discontinue or suspend calculation or publication of its index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index and is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, the payment at maturity on the Buffered PLUS will be an amount based on the closing prices at maturity of the securities underlying such index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such index last in effect prior to discontinuance of such index.

▪
The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain.  Please read the discussion under “Fact Sheet ― General Information ― Tax Considerations” in these preliminary terms and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of investing in the Buffered PLUS.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization or treatment for the Buffered PLUS, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one characterization, U.S. Holders could be required to accrue original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income.  The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in these preliminary terms and the accompanying prospectus supplement for PLUS.  On December 7, 2007, the Treasury Department and IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments (such as the Buffered PLUS).  The notice focuses in particular on whether to require holders of such instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as exchange-traded status of the instruments and the nature of the underlying property to which they are linked; the degree, if any, to which any income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, Treasury regulations or other guidance, if any, issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly on a retroactive basis.  Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should consult their tax advisers regarding the U.S. federal income tax consequences of investing in the Buffered PLUS as well as the notice and its potential implications for an investment in the Buffered PLUS.

Other Risk Factors

▪
Secondary trading may be limited.  The Buffered PLUS will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the Buffered PLUS.  Even if there is a secondary market, it may not provide significant liquidity.  Accordingly, you should be willing to hold your Buffered PLUS to maturity.

▪
Potential adverse economic interest of the calculation agent.  The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered PLUS.  MS & Co., the calculation agent, is our subsidiary.  As calculation agent, MS & Co., and other affiliates of ours will carry out hedging activities related to the Buffered PLUS or trade in the component stocks of depositary receipts of the basket indices or other instruments related to the basket indices on a regular basis.  Any of these hedging or trading activities on or prior to the basket setting date could potentially affect the initial basket value and, therefore, could increase the value at which the basket indices must close before an investor receives a payment at maturity that exceeds the issue price of the Buffered PLUS.  Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could potentially affect the value of the basket indices on the valuation date and, accordingly, the amount of cash an investor will receive at maturity.

January 2008	Page 10

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

Information about the Basket Indices

The Dow Jones Euro STOXX 50® Index.  The Dow Jones Euro STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company and SWX Swiss Exchange. Publication of the Euro STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The Euro STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard. The Dow Jones Euro STOXX 50® Index is described under the heading “Underlying Indices and Underlying Index Publishers Information—Dow Jones Euro STOXX 50® Index” in the prospectus supplement for PLUS.

License Agreement between STOXX Limited and Morgan Stanley.  “Dow Jones EURO STOXX®” and “STOXXSM” are service marks of STOXX Limited.  These service marks have been licensed for use by Morgan Stanley.  See “Underlying Indices and Underlying Index Publishers Information—Dow Jones Euro STOXX 50® Index—License Agreement between STOXX Limited and Morgan Stanley” in the prospectus supplement for PLUS.

The S&P 500® Index.  The S&P 500 index, which is calculated, maintained and published by Standard & Poor’s® Corporation, consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets.  For additional information about the S&P 500 index, see “Underlying Indices and Underlying Index Publishers Information —Underlying Indices and Underlying Index Publishers Information—S&P 500® Index” in the accompanying prospectus supplement for PLUS.

License Agreement between S&P and Morgan Stanley.  “Standard &Poor’s®,” “S&P®,” “S&P 500®” “Standard & Poor’s 500®” and “500®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.  See “Underlying Indices and Underlying Index Publishers Information—S&P 500® Index—License Agreement between S&P and Morgan Stanley” in the prospectus supplement for PLUS.

The Nikkei 225 Index.  The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.) that measures the composite price performance of selected Japanese stocks.  The Nikkei 225 Index currently is based on the 225 underlying stocks trading on the Tokyo Stock Exchange representing a broad cross-section of Japanese industries.  The 225 companies included in the Nikkei Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. The Nikkei 225 Index is described under the heading “Underlying Indices and Underlying Index Publishers Information— Nikkei 225 Index” in the prospectus supplement for PLUS.

License Agreement between Nikkei and Morgan Stanley.  “Nikkei 225® Index” is a trademark of Nikkei Inc. and will have been licensed by Nikkei Digital Media, Inc. for use by Morgan Stanley prior to the original issue date.  See “Underlying Indices and Underlying Index Publishers Information—Nikkei 225 Index— License Agreement between Nikkei and Morgan Stanley” in the prospectus supplement for PLUS.

The Hang Seng® Index. The Hang Seng® Index is compiled, published and managed by HSI Services Limited, a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969. The HSI is a market capitalization weighted stock market index in the Stock Exchange of Hong Kong Ltd. (the “SEHK”) and purports to be an indicator of the performance of the Hong Kong stock market. For additional information about the Hang Seng index, “Underlying Indices and Underlying Index Publishers Information —Underlying Indices and Underlying Index Publishers Information—Hang Seng® Index” in the accompanying prospectus supplement for PLUS.

License Agreement between HSI Services Limited and Morgan Stanley.The mark and name “Hang Seng® Index” is proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index by Morgan Stanley in connection with the notes, but neither HSI Services Limited nor Hang Seng Data Services Limited warrants or represents or guarantees to any broker or holder of the notes or any other person the accuracy or completeness of the Hang Seng Index and its computation or any information related thereto and no warranty or representation or guarantee of any kind whatsoever relating to the Hang Seng Index is given or may be implied.  See “Underlying Indices and Underlying Index Publishers Information —Underlying Indices and Underlying Index Publishers Information—Hang Seng® Index” in the accompanying prospectus supplement for PLUS.

January 2008	Page 11

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

Historical Information

The following tables set forth the published high and low closing values, as well as end-of-quarter closing values, for each of the basket indices for each quarter in the period from January 1, 2003 through January 9, 2008.  The related graphs set forth the daily closing values for each of the basket indices in the same period.  The closing value on January 9, 2008 was, in the case of the S&P 500 index, 1,409.13, in the case of the Euro STOXX 50 index, 4,258.32, in the case of the Nikkei index, 14,599.16, and in the case of the Hang Seng index, 27,615.85.  We obtained the information in the table and graphs below from Bloomberg Financial Markets, without independent verification.  The historical values of the basket indices should not be taken as an indication of future performance, and no assurance can be given as to the basket closing value on the valuation date.  The payment of dividends on the stocks that comprise the basket indices are not reflected in their levels and, therefore, have no effect on the calculation of the payment at maturity.

January 2008	Page 12

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

Dow Jones Euro STOXX 50 Index	High	Low	Period End
2003
First Quarter	2,529.86	1,849.64	2,036.86
Second Quarter	2,527.44	2,067.23	2,419.51
Third Quarter	2,641.55	2,366.86	2,395.87
Fourth Quarter	2,760.66	2,434.63	2,760.66
2004
First Quarter	2,959.71	2,702.05	2,787.49
Second Quarter	2,905.88	2,659.85	2,811.08
Third Quarter	2,806.62	2,580.04	2,726.30
Fourth Quarter	2,955.11	2,734.37	2,951.01
2005
First Quarter	3,114.54	2,924.01	3,055.73
Second Quarter	3,190.80	2,930.10	3,181.54
Third Quarter	3,429.42	3,170.06	3,428.51
Fourth Quarter	3,616.33	3,241.14	3,578.93
2006
First Quarter	3,874.61	3,532.68	3,853.74
Second Quarter	3,890.94	3,408.02	3,648.92
Third Quarter	3,899.41	3,492.11	3,899.41
Fourth Quarter	4,140.66	3,880.14	4,119.94
2007
First Quarter	4,272.32	3,906.15	4,181.03
Second Quarter	4,556.97	4,189.55	4,489.77
Third Quarter	4,557.57	4,062.33	4,381.71
Fourth Quarter	4,489.79	4,195.58	4,399.72
2008
First Quarter (through January 9, 2008)	4,339.23	4,237.62	4,258.32

Dow Jones Euro STOXX 50 Index January 1, 2003 to January 9, 2008

January 2008	Page 13

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

S&P 500 Index	High	Low	Period End
2003
First Quarter	931.66	800.73	848.18
Second Quarter	1,011.66	858.48	974.50
Third Quarter	1,039.58	965.46	995.97
Fourth Quarter	1,111.92	1,018.22	1,111.92
2004
First Quarter	1,157.76	1,091.33	1,126.21
Second Quarter	1,150.57	1,084.10	1,140.84
Third Quarter	1,129.30	1,063.23	1,114.58
Fourth Quarter	1,213.55	1,094.81	1,211.92
2005
First Quarter	1,225.31	1,163.75	1,180.59
Second Quarter	1,216.96	1,137.50	1,191.33
Third Quarter	1,245.04	1,194.44	1,228.81
Fourth Quarter	1,272.74	1,176.84	1,248.29
2006
First Quarter	1,307.25	1,254.78	1,294.83
Second Quarter	1,325.76	1,223.69	1,270.20
Third Quarter	1,339.15	1,234.49	1,335.85
Fourth Quarter	1,427.09	1,331.32	1,418.30
2007
First Quarter	1,459.68	1,374.12	1,420.86
Second Quarter	1,539.18	1,424.55	1,503.35
Third Quarter	1,553.08	1,406.70	1,526.75
Fourth Quarter	1,565.15	1,407.22	1,468.36
2008
First Quarter (through January 9, 2008)	1,447.16	1,390.19	1,409.13

S&P 500 Index January 1, 2003 to January 9, 2008

January 2008	Page 14

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

Nikkei 225 Index	High	Low	Period End
2003
First Quarter	11,919.30	9,420.85	11,024.94
Second Quarter	11,979.85	10,074.56	10,621.84
Third Quarter	10,960.25	9,075.09	9,383.29
Fourth Quarter	9,215.56	8,303.39	8,578.95
2003
First Quarter	8,790.92	7,862.43	7,972.71
Second Quarter	9,137.14	7,607.88	9,083.11
Third Quarter	11,033.32	9,265.56	10,219.05
Fourth Quarter	11,161.71	9,614.60	10,676.64
2004
First Quarter	11,770.65	10,365.40	11,715.39
Second Quarter	12,163.89	10,505.05	11,858.87
Third Quarter	11,896.01	10,687.81	10,823.57
Fourth Quarter	11,488.76	10,659.15	11,488.76
2005
First Quarter	11,966.69	11,238.37	11,668.95
Second Quarter	11,874.75	10,825.39	11,584.01
Third Quarter	13,617.24	11,565.99	13,574.30
Fourth Quarter	16,344.20	13,106.18	16,111.43
2006
First Quarter	17,059.66	15,341.18	17,059.66
Second Quarter	17,563.37	14,218.60	15,505.18
Third Quarter	16,385.96	14,437.24	16,127.58
Fourth Quarter	17,225.83	15,725.94	17,225.83
2007
First Quarter	18,215.35	16,642.25	17,287.65
Second Quarter	18,240.30	17,028.41	18,138.36
Third Quarter	18,261.98	15,273.68	16,785.69
Fourth Quarter	17,458.98	14,837.66	15,307.78
2008
First Quarter (through January 9, 2008)	14,691.41	14,388.11	14,599.16

Nikkei 225 Index January 1, 2003 to January 9, 2008

January 2008	Page 15

Buffered PLUS due November 7, 2011
Based on a Global Basket of Equity Indices

Hang Seng Index	High	Low	Period End
2003
First Quarter	9,873.49	8,634.45	8,634.45
Second Quarter	10,030.37	8,409.01	9,577.12
Third Quarter	11,295.89	9,602.62	11,229.87
Fourth Quarter	12,594.42	11,546.12	12,575.94
2004
First Quarter	13,928.38	12,427.34	12,681.67
Second Quarter	13,031.81	10,967.65	12,285.75
Third Quarter	13,304.48	11,932.83	13,120.03
Fourth Quarter	14,266.38	12,818.10	14,230.14
2005
First Quarter	14,237.42	13,386.99	13,516.88
Second Quarter	14,287.44	13,355.23	14,201.06
Third Quarter	15,466.06	13,964.47	15,428.52
Fourth Quarter	15,394.39	14,215.83	14,876.43
2006
First Quarter	15,949.89	14,944.77	15,805.04
Second Quarter	17,301.79	15,234.42	16,267.62
Third Quarter	17,619.97	16,043.94	17,543.05
Fourth Quarter	20,001.91	17,606.53	19,964.72
2007
First Quarter	20,821.05	18,664.88	19,800.93
Second Quarter	21,999.91	19,809.70	21,772.73
Third Quarter	27,142.47	20,387.13	27,142.47
Fourth Quarter	31,638.22	26,004.92	27,812.65
2008
First Quarter (through January 9, 2008)	27,615.85	26,887.28	27,615.85

Hang Seng Index January 1, 2003 to January 9, 2008

January 2008	Page 16